                                                                    EXHIBIT 4.02

                     ____________________________________


                          EXODUS COMMUNICATIONS, INC.

                                      AND

                                HSBC BANK USA,

                                    TRUSTEE

                              __________________

                      SUPPLEMENTAL SUBORDINATED INDENTURE

                         Dated as of February 9, 2001

                          supplementing that certain

                            SUBORDINATED INDENTURE

                         Dated as of February 9, 2001

                              __________________


          5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE FEBRUARY 15, 2008


                     ____________________________________

                               TABLE OF CONTENTS


                                                                                                          Page
ARTICLE I ISSUANCE OF SECURITIES.......................................................................      2

         SECTION 1.1    Designation of Series..........................................................      2
         SECTION 1.2    Form of Securities.............................................................      2
         SECTION 1.3    Limit on Amount of Series......................................................      2
         SECTION 1.4    No Sinking Fund................................................................      2
         SECTION 1.5    Certificate of Authentication..................................................      2
         SECTION 1.6    Interest on the Securities; Payment of Interest................................      2

ARTICLE II DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.....................................      3

         SECTION 2.1    Definitions....................................................................      3

ARTICLE III SECURITY FORMS.............................................................................      8

         SECTION 3.1    Form Generally.................................................................      8
         SECTION 3.2    Form of Security...............................................................      9
         SECTION 3.3    Form of Certificate of Authentication..........................................     21
         SECTION 3.4    Form of Conversion Notice......................................................     22
         SECTION 3.5    Form of Assignment.............................................................     24

ARTICLE IV REMEDIES.....................................................................................    25

         SECTION 4.1    Events of Default..............................................................     25
         SECTION 4.2    Acceleration of Maturity; Rescission and Annulment.............................     26
         SECTION 4.3    Restoration of Rights and Remedies.............................................     27
         SECTION 4.4    Waiver of Past Defaults........................................................     27

ARTICLE V THE TRUSTEE..................................................................................     28

         SECTION 5.1    May Hold Securities, Act as Trustee under Other Indentures.....................     28

ARTICLE VI COVENANTS...................................................................................     28

         SECTION 6.1    Use of Proceeds................................................................     28

ARTICLE VII REDEMPTION OF SECURITIES...................................................................     29

         SECTION 7.1    Right of Redemption............................................................     29
         SECTION 7.2    Applicability of Article.......................................................     29
         SECTION 7.3    Securities Not Paid Upon Surrender for Redemption..............................     29
         SECTION 7.4    Conversion Arrangement on Call for Redemption..................................     29

ARTICLE VIII CONVERSION OF SECURITIES..................................................................     30

         SECTION 8.1    Conversion Privilege and Conversion Rate.......................................     30
         SECTION 8.2    Exercise of Conversion Privilege...............................................     30
         SECTION 8.3    Fractions of Shares............................................................     31

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                          Page
                                                                                                          ----
         SECTION 8.4    Adjustment of Conversion Rate..................................................     32
         SECTION 8.5    Notice of Adjustments of Conversion Rate.......................................     36
         SECTION 8.6    Notice of Certain Corporate Action.............................................     37
         SECTION 8.7    Company to Reserve Common Stock................................................     37
         SECTION 8.8    Taxes on Conversions...........................................................     38
         SECTION 8.9    Covenant as to Common Stock....................................................     38
         SECTION 8.10   Cancellation of Converted Securities...........................................     38
         SECTION 8.11   Provision in Case of Consolidation, Merger or Sale of Assets...................     38
         SECTION 8.12   Rights Issued in Respect of Common Stock.......................................     39
         SECTION 8.13   Responsibility of Trustee for Conversion Provisions............................     40

ARTICLE IX SUBORDINATION OF SECURITIES.................................................................     40

         SECTION 9.1    No Payment in Certain Circumstances, Payment over of Proceeds upon
                        Dissolution, Etc...............................................................     40
         SECTION 9.2    Prior Payment to Senior Indebtedness upon Acceleration of Securities...........     42
         SECTION 9.3    Payment Permitted If No Default................................................     43
         SECTION 9.4    No Waiver of Subordination Provisions..........................................     43
         SECTION 9.5    Reliance on Judicial Order or Certificate of Liquidating Agent.................     43
         SECTION 9.6    Trustee Not Fiduciary for Holders of Senior Indebtedness.......................     44
         SECTION 9.7    Reliance by Holders of Senior Indebtedness on Subordination Provisions.........     44
         SECTION 9.8    Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's
                        Rights.........................................................................     44
         SECTION 9.9    Article Applicable to Paying Agents............................................     44
         SECTION 9.10   Certain Conversions and Repurchases Deemed Payment.............................     44

ARTICLE X REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER
         UPON A CHANGE IN CONTROL......................................................................     45

         SECTION 10.1   Right to Require Repurchase....................................................     45
         SECTION 10.2   Conditions to the Company's Election to Pay the Repurchase Price in Common
                        Stock..........................................................................     46
         SECTION 10.3   Notices; Method of Exercising Repurchase Right, Etc............................     46
         SECTION 10.4   Certain Definitions............................................................     49
         SECTION 10.5   Consolidation, Merger, etc.....................................................     50

ARTICLE XI CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE........................................     51

         SECTION 11.1   Company May Consolidate, Etc...................................................     51
         SECTION 11.2   Successor Substituted..........................................................     52

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                          Page
                                                                                                          ----
ARTICLE XII SUPPLEMENTAL INDENTURES....................................................................     52

         SECTION 12.1   Supplemental Indentures Without Consent of Holders of Securities...............     52
         SECTION 12.2   Supplemental Indentures with Consent of Holders of Securities..................     53

ARTICLE XIII MISCELLANEOUS.............................................................................     54

         SECTION 13.1   Reference to and Effect on the Indenture.......................................     54
         SECTION 13.2   Supplemental Indenture May be Executed in Counterparts.........................     54
         SECTION 13.3   Effect of Headings.............................................................     54
         SECTION 13.4   Recitals.......................................................................     54

     This SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of February 9, 2001 (herein called the "Supplemental Indenture"), between EXODUS COMMUNICATIONS, INC., a Delaware corporation (herein called the "Company"), and HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, as Trustee hereunder (herein called the "Trustee"), supplementing that certain Subordinated Indenture, dated as of February 9, 2001, between the Company and the Trustee (herein called the "Subordinated Indenture" and collectively with the Supplemental Indenture, the "Indenture").

                                   RECITALS

     The Company has duly authorized the execution and delivery of the Subordinated Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of subordinated indebtedness to be issued in one or more series as provided for in the Subordinated Indenture heretofore executed and delivered.

     The Subordinated Indenture heretofore executed and delivered provides that the securities of each series shall be in substantially the form set forth in the Subordinated Indenture heretofore executed and delivered, or in such other form as may be established by or pursuant to one or more Board Resolutions and as set forth in an Officers' Certificate or in one or more supplemental subordinated indentures thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be required by the officers executing such securities, as evidenced by their execution thereof (but which do not affect the rights or duties of the Trustee).

     The Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "5 1/4% Convertible Subordinated Notes due February 15, 2008" (the "Securities") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Subordinated Indenture heretofore executed and delivered and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities (but which do not affect the rights or duties of the Trustee).

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                            ISSUANCE OF SECURITIES

SECTION 1.1    Designation of Series. Pursuant to the terms hereof and Section
               ---------------------
2.01 and 2.05 of the Indenture, the Company hereby creates a series of its convertible subordinated debt securities designated as the "5 1/4% Convertible Subordinated Notes due February 15, 2008" (the "Securities").

SECTION 1.2    Form of Securities. The Securities will be issued in permanent
               ------------------
global form without coupons in denominations of $1,000 and integrate multiples of $1,000 in excess thereof and the definitive form of the Securities shall be substantially in the form set forth in Article III. The Securities shall bear interest, be payable and have such other terms as are stated in the form of definitive Securities or in the Indenture, as supplemented by this Supplemental Indenture. The Stated Maturity of the Securities shall be February 15, 2008.

SECTION 1.3    Limit on Amount of Series.  The Securities shall not exceed
               -------------------------
$500,000,000 in aggregate principal amount plus such aggregate principal amount (which may not exceed $75,000,000 principal amount) of Securities as may be purchased by the Underwriters pursuant to their over allotment option under the Underwriting Agreement, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication and the Trustee shall thereupon authenticate and deliver said Securities to or upon Company Order.

SECTION 1.4    No Sinking Fund.  No sinking fund will be provided with respect
               ---------------
to the Securities.

SECTION 1.5    Certificate of Authentication.  The Trustee's certificate of
               -----------------------------

authentication to be borne on the Securities shall be substantially as provided in Article III.

SECTION 1.6    Interest on the Securities; Payment of Interest.
               -----------------------------------------------

          (a) The Securities shall bear interest at the rate of 5 1/4% per annum from and including February 9, 2001 until the principal amount thereof is due and at a rate of 7 1/4% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest.

          (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Subordinated Indenture, be paid to the Person in whose name a Security is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          (c) Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register.

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, custodian and Conversion Agent and the Corporate Trust Office as the office or agency where the Securities may be surrendered for transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities or this Supplemental Indenture may be received.

                                  ARTICLE II

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 2.1    Definitions.  In addition to the definitions set forth in
               -----------
Section 1.01 of the Subordinated Indenture or as otherwise set forth herein, the Securities shall include the following additional definitions, which in the event of a conflict with the definitions of terms in the Subordinated Indenture, shall control:

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

     "Change in Control" has the meaning specified in Section 10.4(2).

     "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the last reported bid price regular way on the Nasdaq National Market or, (ii) if the Common Stock is not quoted on the Nasdaq National Market, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

     "Code" has the meaning specified in Section 3.l.

     "Common Stock" means the common stock, par value $0.001 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 8.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion or repurchase of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

     "Constituent Person" has the meaning specified in Section 8.11.

     "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article VIII. The Company has initially appointed the Trustee as its Conversion Agent.

     "Conversion Price" has the meaning specified in Section 10.4(3).

     "Conversion Rate" has the meaning specified in Section 8.1.

     "Corporation" means a corporation, company, association, joint-stock company or business trust.

     "Designated Senior Debt" means the Company's obligations in respect of (x) the Company's $275 million principal amount of its 11 1/4% Senior Notes due 2008, the Euro 200 million principal amount of its 11 3/8% Senior Notes due 2008, the $375 million principal amount of its 10 3/4% Senior Notes due 2009 (the "Dollar Securities"), the Euro 125 million principal amount of its 10 3/4% Senior Notes due 2009 (the "Euro Securities") and the $1 billion principal amount of its 11 5/8% Senior Notes due 2010 and (y) any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Debt" for purposes of this Supplemental Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Debt).

     "Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Event of Default" has the meaning specified in Section 4.1.

     "Expiration Time" has the meaning specified in Section 8.4(6).

     "Global Security" means a Security that is registered in the Register in the name of a Depositary or a nominee thereof.

     "Holder" means the Person in whose name the Security is registered in the Register.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in Article X or otherwise.

     "Non-electing Share" has the meaning specified in Section 8.11.

     "Notice of Default" has the meaning specified in Section 4.1(d).

     "Offer to Purchase" has the meaning specified in Section 10.3

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Supplemental Indenture, except:

               (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (iii) Securities which have been paid pursuant to Section 2.09 of the Subordinated Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Supplemental Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

               (iv) Securities converted into Common Stock pursuant to Article VIII; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the

Securities or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers' Certificate to such effect.

     "Payment Blockage Notice" has the meaning specified in Section 9.1.

     "Place of Conversion" means any city in which any Conversion Agent is located.

     "Place of Payment" means any city in which any Paying Agent is located.

     "Press Release" means any press release issued by the Company and disseminated through Dow Jones & Company, Inc., Reuters Business News Services, Bloomberg Business News or any other national business news service commonly used by U.S. businesses in the same line of business as the Company for disseminating information regarding corporate events.

     "Prior Indentures" has the meaning specified in Section 5.1.

     "Purchasers" has the meaning specified in Section 7.4.

     "Record Date Period" means the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

     "Record Date" for interest payable in respect of any Security on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Register" means the register kept at the Corporate Trust Office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the transfer of Securities.

     "Registrar" means the Person appointed for the purpose of registering Securities and transfers and exchanges of Securities as herein provided, who shall initially be the Trustee.

     "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative,
(i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

     "Repurchase Date" has the meaning specified in Section 10.1.

     "Repurchase Price" has the meaning specified in Section 10.1.

     "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

     "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

     "Senior Indebtedness" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), rent and end of term payments payable on, and, to the extent not included in the foregoing, all amounts payable as fees, costs, expenses, liquidated damages, indemnities, repurchase and other put obligations and other amounts to the extent accrued or due, in connection with the following, whether secured or unsecured, due or to become due, outstanding on the date of this Supplemental Indenture or thereafter created, incurred or assumed: (a) indebtedness of the Company evidenced by a credit or loan agreement, note, bond, debenture or other written obligation, (b) all obligations of the Company for money borrowed, (c) all obligations of the Company evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (d) obligations of the Company (i) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and
(ii) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, (e) all obligations of the Company under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements, (f) all obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities (including reimbursement obligations with respect to the foregoing), (g) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), (h) all obligations of the type referred to in clauses (a) through (g) above of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of the Company, and (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (h) of this paragraph; provided, however, that Senior Indebtedness shall not include the Securities or any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to the Securities.

     "Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

     "Trading Day" means, (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system,
(ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

     "Trigger Event" has the meaning specified in Section 8.12.

     "Underwriters" means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated and J.P. Morgan Securities Inc.

     "Underwriting Agreement" means the Underwriting Agreement, dated as of February __, 2001, between the Company and the Underwriters, as such agreement may be amended from time to time.

     "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

                                  ARTICLE III

                                SECURITY FORMS

SECTION 3.1    Form Generally.
               --------------

     The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code"), or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof (but which do not affect the rights or duties of the Trustee). All Securities shall be in fully registered form.

     The Trustee's certificates of authentication shall be in substantially the form set forth in Section 3.3.

     Conversion notices shall be in substantially the form set forth in Section 3.4.

     Repurchase notices shall be substantially in the form set forth in Section 3.2.

     The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Securities may be listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

     Upon their original issuance, Securities issued as contemplated by the Underwriting Agreement shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons. Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its successor Securities which are Global Securities, are collectively herein called the "Global Security".

SECTION 3.2    Form of Security.
               ----------------

                                [FORM OF FACE]


     [THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                          EXODUS COMMUNICATIONS, INC.

          5 1/4% CONVERTIBLE SUBORDINATED NOTE DUE FEBRUARY 15, 2008

     No. _____                                             $ ____________


     CUSIP NO. ________


     EXODUS COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ United States Dollars ($_______) [if this Security is a Global Security, then insert -- (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $___________ in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on February 15, 2008 and to pay interest thereon, from February 9, 2001, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year (each, an "Interest Payment Date"), commencing August 15, 2001, at the rate of 5 1/4% per annum, using a 360-day year composed of twelve 30 day months, until the principal hereof is due, and at the rate of 7 1/4% per annum, using a 360-day year composed of twelve 30 day months, on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Subordinated Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Subordinated Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to, a

United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of $2,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date). Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or, upon written application by the Holder to the Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.



                                             EXODUS COMMUNICATIONS, INC.



                                             By:_______________________________
                                             Name:
                                             Title:



                                             Attest:___________________________
                                             Name:
                                             Title:







CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: ________________, 2001



HSBC BANK USA,

as Trustee



By:__________________________
Authorized Signatory

                               [FORM OF REVERSE]

     This Security is one of a duly authorized issue of securities of the Company designated as its "5 1/4% Convertible Subordinated Notes due February 15, 2008" (herein called the "Securities"), limited in aggregate principal amount to $575,000,000, issued and to be issued in one or more series under a Subordinated Indenture, dated as of February 9, 2001 as supplemented by the Supplemental Subordinated Indenture, dated as of February 9, 2001 (herein called the "Indenture"), between the Company and HSBC Bank USA, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all subordinated indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

     No sinking fund is provided for the Securities. The Securities will not be subject to redemption prior to February 20, 2004 and will be redeemable on and after that date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice to the Holders prior to the Redemption Date at the Redemption Prices (expressed as percentages of the principal amount) set forth below.

     The following table sets forth the Redemption Prices (expressed as percentages of the principal amount) if this Security is redeemed during the 12-month periods beginning on February 15 of the years indicated below (other than 2004, which period will be from February 20, 2004 to February 14, 2005);

                         YEAR      REDEMPTION PRICE
                        ------    ------------------
                         2004           103.00%
                         2005           102.25%
                         2006           101.50%
                         2007           100.75%

and thereafter at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued interest to the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Subordinated Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

     In any case where the due date for the payment of the principal of, premium, if any, or interest, on any Security or the last day on which a Holder of a Security has a right to convert its Security shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banks and trust companies at such Place of Payment or Place of Conversion are authorized or obligated by law, regulation or executive order to close, then payment of principal, premium, if any, or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banks and trust companies are authorized or obligated by law, regulation or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time following the initial issuance date of the Securities and on or before the close of business on the date of Maturity, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised its right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 43.9464 shares of Common Stock for each $1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, with the conversion notice hereon duly executed and, in case such surrender shall be made during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or portion thereof has been called for redemption on a Redemption Date during the period from such Record Date through the date that is three (3) Business Days following such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"). Subject, in the case of a conversion after the close of business on the Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Subordinated Security of record as of such Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

     If a Change in Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the second succeeding paragraph, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

     [The following paragraph shall appear in each Global Security:

     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

     [The following paragraph shall appear in each Security that is not a Global
Security:

     In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

     The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this

Security and of any Security issued in exchange therefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request (including the reasonable fees of counsel for the Trustee) and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premiums if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

     No recourse for the payment of the principal (and premium, if any) or interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any subordinated indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    as tenant in common                    UNIF GIFT MIN ACT   _____ Custodian _______
TEN ENT    as tenants by the entireties (Cust)                        (Cust)          (Minor)
JT TEN     as joint tenants with right of                             under Uniform Gifts
           survivorship and not as tenants in                         to Minors Act _______
           common                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                   ELECTION OF HOLDER TO REQUIRE REPURCHASE

     (1) Pursuant to Article X of the Supplemental Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

     (2) The undersigned hereby directs the Company to pay it or ______________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
Act of 1934.


Signature Guaranteed

Principal amount to be repurchased (at least
$5,000 or an integral multiple of $1,000 in excess thereof): ___________________

Remaining principal amount following such
repurchase (not less than $1,000):
______________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SECTION 3.3    Form of Certificate of Authentication.  The Trustee's certificate
               -------------------------------------
of authentication shall be in substantially the following form:

     This is one of the Securities referred to in the within-mentioned
Indenture.

Dated:_________

HSBC BANK USA,
 as Trustee

By:__________________________
      Authorized Signatory

SECTION 3.4    Form of Conversion Notice.   CONVERSION NOTICE
               -------------------------

     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:___________                                 ______________________________
                                                            Signature(s)


If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

(Name)

(Address)

Social Security or other Identification
Number, if any

[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1.   Principal amount to be converted: $ ___________

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

     Amount: $___________  Denominations:  $____________

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof)

SECTION 3.5    Form of Assignment. For value received ________________ hereby
               ------------------
sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints ____________________as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: ______________


                              _____________________________________________
                              Signature(s)

                                      Signature(s) must be guaranteed by an
                                      Eligible Guarantor Institution with
                                      membership in an approved signature
                                      guarantee program pursuant to Rule 17
                                      Ad - 15 under the Securities Exchange Act of 1934.


                              _____________________________________________
                                      Signature Guarantee

                                  ARTICLE IV

                                   REMEDIES

    With respect to the Securities issued under this Supplemental Indenture,
Section 6.01 of the Subordinated Indenture is hereby replaced in its entirely as follows:

SECTION 4.1    Events of Default. "Event of Default", wherever used herein,
               -----------------
means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article IX or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of the principal of or premium, if any, on any Security at its Maturity, whether or not such payment is prohibited by the subordination provisions of the Securities or of this Supplemental Indenture; or

         (b) default in the payment of any interest (including any interest upon overdue interest) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Securities or of this Supplemental Indenture; or

         (c) failure by the Company to provide an Offer to Purchase in accordance with Section 10.3 whether or not such Offer to Purchase is prohibited by the subordination provisions of the Securities or this Supplemental Indenture; or

         (d) default in the performance, or breach, of any covenant or warranty of the Company in this Supplemental Indenture (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice (a "Notice of Default") specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default hereunder; or

         (e) any default by the Company or any Significant Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10.0 million under any agreement, indenture or instrument evidencing indebtedness for money borrowed, or any guarantee thereto, when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such indebtedness shall have the right to accelerate such indebtedness, or (ii) any event of default as defined in any agreement, indenture or instrument of the Company or any Significant Subsidiary evidencing indebtedness in excess of $10.0 million shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated; or

         (f) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (g) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 4.2    Acceleration of Maturity; Rescission and Annulment. If an Event
               --------------------------------------------------
of Default (other than an Event of Default specified in Section 4.1(1)(f) or 4.1(1)(g) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may, subject to the provisions of Article XIII, declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 4.1(1)(f) or 4.1(1)(g) with respect to the Company occurs, the principal of, and accrued interest on, all the Securities shall, subject to the provisions of Article IX, ipso facto become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this

Article IV provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind and annul such declaration and its consequences if:

      (1) the Company has paid or deposited with the Trustee a sum sufficient to pay


           (i)   all overdue interest on all Securities,

          (ii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities,

          (iii) to the extent permitted by applicable law, interest upon overdue interest at a rate of 7 1/4% per annum, and

          (iv) all amounts payable to the Trustee under Section 7.06 of the Subordinated Indenture;

      (2) all Events of Default, other than the nonpayment of the principal of, and any premium and interest on, Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.4; and

      (3) such rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in Section 4.2(1).

      No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 4.3    Restoration of Rights and Remedies. If the Trustee or any Holder
               ----------------------------------
of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 4.4    Waiver of Past Defaults. The Holders, either (i) through the
               -----------------------
written consent of not less than a majority in principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities as which a quorum is present, by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities represented at such meeting, may be on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of, premium, if any, or interest on any Security, or (B) in respect of a covenant or provision hereof which under Article Ten of the

Subordinated Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                                   ARTICLE V

                                  THE TRUSTEE

SECTION 5.1    May Hold Securities, Act as Trustee under Other Indentures. In
               ----------------------------------------------------------
addition to the authority granted to the Trustee in Section 7.04 of the Subordinated Indenture, the Trustee is hereby authorized to act as trustee under those certain indentures between Exodus Communications, Inc. and the Trustee related to the Company's (i) dollar-denominated 11 5/8% senior notes due 2010 and its euro-denominated 11 3/8% senior notes due 2008; (ii) 11 1/4% senior notes due 2008; (iii) dollar-denominated 10 3/4% senior notes due 2009 and its euro-denominated 10 3/4% senior notes due 2009; (iv) 5% convertible subordinate notes due 2006; and (v) 4 3/4% convertible subordinated notes due 2008 ((i) -
(v) collectively referred to as the "Prior Indentures") notwithstanding any provisions of the Indenture or the Prior Indentures affecting the relative rights of holders of securities issued under such indentures to payment thereon and to security given to secure such payment. The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder. The Trustee is authorized to resign from any of its appointments as Trustee hereunder, as trustee under any of the Prior Indentures, or as trustee under any other indenture in the event that the Trustee determines in good faith that its performance hereunder or thereunder subjects the Trustee to a conflict of interest.

                                  ARTICLE VI

                                   COVENANTS

      With respect to the Securities issued under this Supplemental Indenture, the following supplements Article Four of the Subordinated Indenture:

SECTION 6.1    Use of Proceeds. The Company shall use the net proceeds of the
               ---------------
sale of any Securities issued under this Supplemental Indenture to finance the purchase or other acquisition of assets or businesses related to the System and Network Management Business. "System and Network Management Business" means: (i) server and other hardware hosting; (ii) connectivity, data networking, telecommunications or content for computer or data networks or systems; (iii) management of computer or data networks or systems; (iv) technology services, equipment sales or leasing or software licensing for computer or data networks or systems; and (v) businesses reasonably related, complementary or incidental thereto.

                                  ARTICLE VII

                           REDEMPTION OF SECURITIES

      With respect to the Securities issued under this Supplemental Indenture, the following supplements Article Three of the Subordinated Indenture:


SECTION 7.1    Right of Redemption.  The Securities may be redeemed in
               -------------------
accordance with the provisions of the form of Securities set forth in Section
3.2.


SECTION 7.2    Applicability of Article.  Redemption of Securities at the
               ------------------------
election of the Company or otherwise, as permitted or required by any provision of the Securities or this Supplemental Indenture, shall be made in accordance with such provision and this Article VII.


SECTION 7.3    Securities Not Paid Upon Surrender for Redemption. If any
               -------------------------------------------------
Security called for redemption shall not be paid in accordance with Section 3.03 of the Subordinated Indenture upon surrender thereof for redemption, the principal amount of, premium, if any, and to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at a rate of 7 1/4% per annum and such Security shall remain convertible until the Redemption Price of such Security (or position thereof, as the case may be) shall have been paid or duly provided for.

SECTION 7.4    Conversion Arrangement on Call for Redemption. In connection with
               ---------------------------------------------
any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the "Purchasers") to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article VII, the obligation of the Company to pay the Redemption Price, together with interest accrued to the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article VIII) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the

Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture.

                                 ARTICLE VIII

                           CONVERSION OF SECURITIES

SECTION 8.1    Conversion Privilege and Conversion Rate. Subject to and upon
               ----------------------------------------
compliance with the provisions of this Article, at the option of the Holder thereof, any Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall be absolute and unconditional and shall commence on the date the Securities are issued and expire at the close of business on the date of Maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises its right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day next preceding such Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

    The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 43.9464 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article VIII.

SECTION 8.2    Exercise of Conversion Privilege. In order to exercise the
               --------------------------------
conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 4.03 of the Subordinated Indenture, accompanied by a duly signed conversion notice substantially in the form set forth in Section 3.4 stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Security surrendered for conversion (in whole or in part) during the Record Date Period shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date occurring within the period beginning on such Record Date and ending on the date three Business Days after the next succeeding Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest

Payment Date with respect to any Security (or portion thereof, if applicable) which is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Security as of such Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Supplemental Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

    Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8.3

    In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of $1,000 and the principal amount of such Security to remain Outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

SECTION 8.3    Fractions of Shares.
               -------------------

    No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion.

SECTION 8.4    Adjustment of Conversion Rate. The Conversion Rate shall be
               -----------------------------
subject to adjustments from time to time as follows:

      (1) In case the Company shall pay or make a dividend or other distribution on shares of any class of Common Stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

      (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 8.4) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

      (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other assets (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section,
(ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) mergers or consolidations to which Section 8.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 8.4) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date of the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

      (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of this Section or cash distributed upon a merger or consolidation to which Section 8.11 applies) in an aggregate amount that, combined together with (I) the aggregate amount of any other all-cash distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common

Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section 8.4 has been made (the "combined cash and tender amount") exceeds 10% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 8.4) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 8.4) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 8.4) of the Common Stock on such date fixed for determination.

     (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (II) the aggregate amount of any cash distributions to all holders of the Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made (the "combined tender and cash amount") exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 8.4) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 8.4) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 8.4) as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

     (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 8.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 8.4).

     (8)  For the purpose of any computation under paragraphs (2), (4), (5) or
(6) of this Section 8.4, the current market price per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

     (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 8.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

     (11) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

     (12) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the Closing Price Per Share of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change in Control pursuant to Section
10.4. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give written notice of the increase to the Holders in the manner provided in Section 13.12 of the Subordinated Indenture at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

SECTION 8.5    Notice of Adjustments of Conversion Rate. Whenever the Conversion
               ----------------------------------------
Rate is adjusted as herein provided:

     (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 8.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

     (2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 13.12 of the Subordinated Indenture.

     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or notice or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at the Corporate Trust Office and such office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.03 of the Indenture during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge of remains in effect.

SECTION 8.6    Notice of Certain Corporate Action. In case:
               ----------------------------------
     (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 8.4; or

     (2) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights that would require any adjustment pursuant to Section 8.4; or

     (3) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

     (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.03 of the Subordinated Indenture, and shall cause to be provided to all Holders in accordance with Section 13.12 of the Subordinated Indenture, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(1) through (4) of this Section 8.6. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

     The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.03 of the Subordinated Indenture, and shall cause to be provided to all Holders in accordance with Section 13.12 of the Subordinated Indenture, written notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 8.7    Company to Reserve Common Stock. The Company shall at all times
               -------------------------------
reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 8.8    Taxes on Conversions. Except as provided in the next sentence,
               --------------------
the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 8.9    Covenant as to Common Stock. The Company agrees that all shares
               ---------------------------
of Common Stock which may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 8.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 8.10   Cancellation of Converted Securities. All Securities delivered
               ------------------------------------
for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10 of the Subordinated Indenture.

SECTION 8.11   Provision in Case of Consolidation, Merger or Sale of Assets. In
               ------------------------------------------------------------
case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental subordinated indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 8.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not (A) a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 8.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental subordinated indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental subordinated indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 8.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 13.12 of the Subordinated Indenture promptly upon such execution.

     Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental subordinated indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee.

SECTION 8.12   Rights Issued in Respect of Common Stock. Rights or warrants
               ----------------------------------------
distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

     (1)  are deemed to be transferred with such shares of Common Stock,


     (2)  are not exercisable, and

     (3)  are also issued in respect of future issuances of Common Stock shall not be deemed distributed for purposes of Section 8.4(2) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under Section 8.4(4). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets or different amounts of any of the foregoing, or both, then the date of the occurrence of any such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 8.4(2), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

SECTION 8.13   Responsibility of Trustee for Conversion Provisions. The Trustee,
               ---------------------------------------------------
subject to the provisions of Section 7.01 of the Subordinated Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental subordinated indenture provided to be employed, in making the same, or whether a supplemental subordinated indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.01 of the Subordinated Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01 of the Subordinated Indenture, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01 of the Subordinated Indenture, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                  ARTICLE IX

                          SUBORDINATION OF SECURITIES

     With respect to the Securities issued under this Supplemental Indenture, the following supplements Article Fourteen of the Subordinated Indenture:

SECTION 9.1    No Payment in Certain Circumstances, Payment over of Proceeds
               -------------------------------------------------------------
upon Dissolution, Etc . No payment shall be made with respect to the principal
---------------------
of, or premium, if any, or interest on the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption in accordance with Article VIII or the Repurchase Price with respect to Securities submitted for repurchase in accordance with Article X), except payments and distributions made by the Trustee as permitted by Section 14.06 of the Subordinated Indenture, if:

     (1) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Designated Senior Debt occurs and is continuing (or, in the case of Designated Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Debt) unless and until such default shall have been cured or waived or shall have ceased to exist; or

     (2) any other event of default occurs and is continuing with respect to Designated Senior Debt that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a written notice of the default (a "Payment Blockage Notice") from a Representative or holder of Designated Senior Debt or the Company.

     If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.


     The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

     (1) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

     (2) in the case of a default referred to in clause (ii) above, the date upon which the default is cured or waived or ceases to exist or 179 days pass after the Payment Blockage Notice is received if the maturity of such Designated Senior Debt has not been accelerated.

     unless this Article IX otherwise prohibits the payment or distribution at the time of such payment or distribution.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness in cash before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which shares of stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article XI shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article XI.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company, in the case of the Trustee, or to the Trustee, in the case of such Holder.

SECTION 9.2    Prior Payment to Senior Indebtedness upon Acceleration of
               ---------------------------------------------------------
Securities. In the event of the acceleration of the Securities because of an
----------
Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest on the Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption in accordance with Article VII or the Repurchase Price with respect to the Securities submitted for repurchase in accordance with Article X), except payments and distributions made by the Trustee as permitted by Section 14.06 of the Indenture, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Supplemental Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 9.3    Payment Permitted If No Default. Nothing contained in this
               -------------------------------
Article or elsewhere in this Supplemental Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 9.1, or during the circumstances referred to in the first paragraph of Section 9.1, or under the conditions described in Section 9.2, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 9.4    No Waiver of Subordination Provisions. No right of any present
               -------------------------------------
or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 9.5    Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------
Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01 of the Subordinated Indenture, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 9.6    Trustee Not Fiduciary for Holders of Senior Indebtedness. The
               --------------------------------------------------------
Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 9.7    Reliance by Holders of Senior Indebtedness on Subordination
               -----------------------------------------------------------
Provisions. Each Holder by accepting a Security acknowledges and agrees that the
----------
foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders of Senior Indebtedness unless such holders shall have agreed in writing thereto.

SECTION 9.8    Rights of Trustee as Holder of Senior Indebtedness; Preservation
               ----------------------------------------------------------------
of Trustee's Rights. The Trustee in its individual capacity shall be entitled to
-------------------
all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall subordinate any claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Subordinated Indenture to Senior Indebtedness.

SECTION 9.9    Article Applicable to Paying Agents. In case at any time any
               -----------------------------------
Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 9.8 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 9.10   Certain Conversions and Repurchases Deemed Payment. For the
               --------------------------------------------------
purposes of this Article only, (i) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article VIII or upon the repurchase of Securities in accordance with Article X shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 8.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and securities into which the Securities are convertible pursuant to Article VIII and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Supplemental Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article VIII or to exchange such Security for Common Stock in accordance with Article X if the Company elects to satisfy the obligations under Article X by the delivery of Common Stock.

                                   ARTICLE X

              REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER

                            UPON A CHANGE IN CONTROL

SECTION 10.1   Right to Require Repurchase.  In the event that a Change in
               ---------------------------
Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 10.2, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), on the date (the "Repurchase Date") specified by the Company that is not less than 40 nor more than 60 days after the date of the Offer to Purchase (as defined in Section 10.3) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus interest accrued to the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Subordinated Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 1.2 of this Supplemental Indenture and Section 2.07 of the Subordinated Indenture. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Eleven of the Subordinated Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 10.2, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. Whenever in the Indenture (including Sections 1.1, 2.2, 4.1(1) of the Supplemental Indenture and Section 14.03 of the Subordinated Indenture) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Supplemental Indenture when such express mention is not made; provided, however, that for the purposes of Article IX such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

SECTION 10.2   Conditions to the Company's Election to Pay the Repurchase Price
               ----------------------------------------------------------------
in Common Stock. The Company may elect to pay the Repurchase Price by delivery
---------------
of shares of Common Stock pursuant to Section 10.1 if and only if the following conditions shall have been satisfied:


      (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 10.1 and this Section 10.2, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

      (2) The Repurchase Price shall be paid only in cash in the event any shares of Common Stock to be issued upon repurchase of Securities hereunder (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

      (3) Payment of the Repurchase Price may not be made in Common Stock unless such stock is, or shall have been, approved for quotation on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the Repurchase Date; and

      (4) All shares of Common Stock which may be issued upon repurchase of Securities will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

      If all of the conditions set forth in this Section 10.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

SECTION 10.3   Notices; Method of Exercising Repurchase Right, Etc. Unless the
               ---------------------------------------------------
Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the written request and expense of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 13.12 of the Subordinated Indenture, written notice (the "Offer to Purchase") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such Offer to Purchase to the Trustee. Simultaneously with giving such notice, the Company shall issue a Press Release including all relevant information in such notice.

     Each Offer to Purchase shall state:

                    (i)   the Repurchase Date,

                    (ii) the date by which the repurchase right must be exercised pursuant to Section 10.3(2),

                    (iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

                    (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any to the Repurchase Date ,

                    (v) that on the Repurchase Date the Repurchase Price, and accrued interest, if any to the Repurchase Date, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

                    (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

                    (vii) the place or places that the Security certificate with the Election of Holder to Require Repurchase as specified in Section 3.2 shall be delivered.

     No failure of the Company to give the foregoing Offer to Purchase or defect therein shall limit any Holder' s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

     If any of the foregoing provisions or other provisions of this Article X are inconsistent with applicable law, such law shall govern.

     (1) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the date that is five Business Days prior to the Repurchase Date stated in the Offer to Purchase (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of

Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

     (2) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Subordinated Securities, registered as such at the close of business on the relevant Record Date.

     (3) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 7 1/4% per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

     (4) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge and at no charge to the Trustee, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

     (5) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

     (6) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

     (7) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

     (8) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled and disposed of as provided in Section 2.10 of the Indenture.

SECTION 10.4   Certain Definitions.  For purposes of this Article X,
               -------------------

     (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Supplemental Indenture, promulgated by the Commission pursuant to the Exchange Act;

     (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Securities, of:

                  (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; or

                  (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which the holders of the Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

provided, however, that a Change in Control shall not be deemed to have occurred if (I) the Closing Sales Price Per Share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (ii) above) shall equal or exceed 105% of the Conversion Price of the Securities in effect on each such Trading Day, or (II) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation constituting a Change of Control consists of shares of common stock traded on a national securities exchange or on the Nasdaq National Market (or will be so traded or quoted immediately following the Change of Control).

     (3) the term "Conversion Price" shall equal $1,000 divided by the Conversion Rate (rounded to the nearest cent); and

     (4) for purposes of Section 10.4(2)(i), the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Supplemental Indenture.

SECTION 10.5   Consolidation, Merger, etc. In the case of any merger,
               --------------------------
consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section 8.11 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental subordinated indenture (which shall comply with this Indenture and the Trust Indenture Act as in force at the date of execution of such supplemental subordinated indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Change in Control, including without limitation the applicable provisions of this Article X and the definitions of the

Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change in Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                  ARTICLE XI

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     With respect to the Securities issued under this Supplemental Indenture,
Section 4.02 of the Subordinated Indenture is hereby replaced in its entirety as follows:

SECTION 11.1   Company May Consolidate, Etc., Only on Certain Terms.
               ------------------------------

     The Company covenants that so long as any of the Securities remain Outstanding, the Company will maintain its existence and shall not consolidate with or merge into any other Person or convey, transfer or lease all its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease such Person's properties and assets substantially as an entirety to the Company unless:

     (1) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the properties and assets of the Company are so conveyed, transferred, sold or leased shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if other than the Company, shall expressly assume, by a subordinated indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and which shall comply with the provisions of the Indenture, due and punctual payment of the principal of, premium, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article VIII;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental subordinated indenture is required in connection with such transaction, such supplemental subordinated indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 10.03 of the Subordinated Indenture.

SECTION 11.2   Successor Substituted. Upon any consolidation of the Company
               ---------------------
with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 11.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE XII

                            SUPPLEMENTAL INDENTURES


     With respect to the Securities issued under this Supplemental Indenture, the following supplements Article Ten of the Subordinated Indenture:

SECTION 12.1   Supplemental Indentures Without Consent of Holders of Securities.
               ----------------------------------------------------------------

     (1) Without the consent of any Holders of Securities the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more subordinated indentures supplemental hereto for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by Article XI of this Supplemental Indenture; or

          (b) to add to the covenants of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

          (c)  to secure the Securities; or

          (d) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 8.11 or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 10.5; or

          (e) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (g) subject to Section 9.7, to make any change in Article IX that would limit or terminate the benefits available to any holder of Senior Indebtedness under such Article; or

          (h) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of the Indenture, provided such action pursuant to this clause (h) shall not adversely affect the interests of the Holders of Securities in any material respect.

     Upon Company Order, accompanied by a Board Resolution authorizing the execution of any such supplemental subordinated indenture, and subject to and upon receipt by the Trustee of the documents described in Section 10.03 of the Subordinated Indenture, the Trustee shall join with the Company in the execution of any supplemental subordinated indenture authorized or permitted by the terms of this Indenture unless such supplemental subordinated indenture affects the Trustee's own rights, duties, liabilities or immunities under the Subordinated Indenture or otherwise, in which case the Trustee may, in its discretion, but shall not be obligated to, enter into such supplemental subordinated indenture.

SECTION 12.2   Supplemental Indentures with Consent of Holders of Securities.
               -------------------------------------------------------------

     (1) With either (i) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental subordinated indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount of, or the premium, if any, or the rate of interest payable thereon, or reduce the amount payable upon a redemption or mandatory repurchase, or change the place or currency of payment of the principal of, premium, if any, or interest on any Security (including any payment of Redemption Price or Repurchase Price in respect of such Security) or impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or, except as permitted by Section 8.11, adversely affect the right of Holders to convert any Security as provided in Article VIII, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders; or

          (b) reduce the requirements of Section 9.05 of the Subordinated Indenture for quorum or voting, or reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental subordinated indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (c) modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, pursuant to Section
4.03 of the Subordinated Indenture; or

          (d) modify any of the provisions of this Section or Section 4.4, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

          (e) adversely affect the right of Holders to require the Company to repurchase any Security other than as provided in Article X.

     It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental subordinated indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     (2) Section 10.02 of the Subordinated Indenture shall not be applicable to the Securities.

                                 ARTICLE XIII

                                 MISCELLANEOUS

SECTION 13.1   Reference to and Effect on the Indenture. This Supplemental
               ----------------------------------------
Indenture shall be construed as supplemental to the Subordinated Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Subordinated Indenture. Except as set forth herein, the Subordinated Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this Supplemental Indenture and (ii) ratified, approved and confirmed.

SECTION 13.2   Supplemental Indenture May be Executed in Counterparts. This
               ------------------------------------------------------
instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 13.3   Effect of Headings. The Article and Section headings herein are
               ------------------
for convenience only and shall not affect the construction hereof.

SECTION 13.4   Recitals. The recitals contained herein shall be taken as the
               --------
statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.


                                           EXODUS COMMUNICATIONS, INC.



                                           By: /s/ Adam W. Wegner
                                              --------------------------
                                           Name:  Adam W. Wegner
                                           Title: Senior Vice President, Legal
                                                  and Corporate Affairs, General
                                                  Counsel and Secretary

                                           HSBC BANK USA,
                                              as Trustee



                                           By: /s/ Eli Shaashua
                                              --------------------------
                                           Name:  Eli Shaashua
                                           Title: Vice President